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                                                                     EXHIBIT 4.1

                           CERTIFICATE OF DESIGNATIONS

                                     OF THE

                       SERIES A CUMULATIVE PREFERRED STOCK

                                       OF

                           HALLWOOD ENERGY CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         HALLWOOD ENERGY CORPORATION, a Delaware corporation (the
"Corporation"), HEREBY CERTIFIES that resolutions were duly adopted by the Board of Directors of the Corporation in accordance with Section 151(g) of the General Corporation Law of the State of Delaware pursuant to the authority conferred upon the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation, as follows:

         RESOLVED, that a series of the Corporation's Preferred Stock, par value $0.01 per share ("Preferred Stock"), designated as Series A Cumulative Preferred Stock be and hereby is created and that the designation and number of shares thereof and the powers, preferences and rights thereof are as follows:

                       SERIES A CUMULATIVE PREFERRED STOCK

1. Designation and Amount; No Fractional Shares. There shall be a series of Preferred Stock designated as "Series A Cumulative Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 2,750,000. The Series A Preferred Stock is issuable in whole shares only.

2. Dividends.

   (a) Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds of the Corporation legally available for payment of dividends, cumulative cash dividends equal to $1.00 per annum per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be payable quarterly in arrears to holders of record as they appear in the records of the Corporation at the close of business on each of March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1999 and shall be paid 45 days after that date (each a "Dividend Payment Date"). If any date on which dividends would otherwise be payable is a Saturday, Sunday or a day on which banking institutions in the States of Colorado or New York are authorized or obligated by law or executive order to close, then the dividends otherwise payable on such date shall instead be payable on the next succeeding business day.

   (b) Dividends on shares of the Series A Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared and whether or not the Corporation has funds legally available for the payment of dividends), on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest commencing March 31, 1999. Accumulated and unpaid dividends shall not bear interest. Any dividend payable on shares of the Series A Preferred Stock for any dividend period that is shorter or longer than a full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

   (c) No dividends may be declared or paid or set apart for payment on any stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such parity stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Preferred Stock next preceding such dividend payment date, on the other hand.


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   (d) A Preferred Stock have been paid through the most recently completed quarterly dividend period for the Series A Preferred Stock, no dividends (other than in common stock, par value $.01 per share (the "Common Stock"), of the Corporation) may be paid or declared and set apart for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys previously deposited in any sinking fund with respect to any such stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends.

3. Liquidation.

   (a) On any liquidation, dissolution or winding up of the Corporation, the shares of Series A Preferred Stock shall be entitled to receive payment of all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, before any distribution of assets is made to holders of shares of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up. The holders of the Series A Preferred Stock shall not be entitled to receive the preferential amounts until the liquidation preference of any other stock of the Corporation ranking senior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

   (b) On any liquidation, dissolution or winding up of the Corporation, no amounts may be paid or set apart for payment on any stock of the Corporation ranking on a parity with the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up unless there shall also be or have been set aside for payment on the Series A Preferred Stock an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, ratably in proportion to the respective amounts (x) to be paid or set apart for payment on such parity stock, on the one hand, and (y) to be paid or set apart for payment on the Series A Preferred Stock, on the other hand.

   (c) After these payments have been made with respect to the Series A Preferred Stock, each share of Series A Preferred Stock shall rank, as to rights to distributions on liquidation, dissolution or winding up of the Corporation, on a parity with one share of Common Stock, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to participate with the holders of the Common Stock in the distribution of the assets of the Corporation legally available for distribution to its stockholders.

   (d) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock and any stock ranking on a parity with the Series A Preferred Stock as to rights to distributions on liquidation, dissolution or winding up of the Corporation are insufficient to pay in full the payments to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

   (e) For the purposes hereof, neither a consolidation nor a merger of the Corporation with or into any other corporation, nor a merger of any one or more other corporations with or into the Corporation, nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be considered a liquidation, dissolution or winding up of the Corporation.

4. Conversion. The Series A Preferred Stock is not convertible into, or exchangeable for, other securities or property.



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5. Voting Rights. The Series A Preferred Stock shall vote together with the
Common Stock in the election of directors and, on all other matters brought to a vote of the stockholders, shall vote as a separate class.

6. Redemption.

   (a) The shares of Series A Preferred Stock shall not be redeemable prior to December 31, 2003. On or after such date the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a redemption price per share of $10.00 plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to the date fixed for redemption, without interest (the "Redemption Price").

   (b) If full cumulative dividends on the Series A Preferred Stock have not been paid or set apart for payment with respect to all prior dividend periods, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

   (c) If the Corporation redeems shares of Series A Preferred Stock, written notice of the redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at the holder's address as the same appears on the stock books of the Corporation and notice shall also be given by publication during the same period prior to the redemption date in a newspaper of general circulation in the Borough of Manhattan, the City of New York; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock to be redeemed except as to a holder to whom the Corporation has failed to mail the notice or except as to a holder whose notice was defective. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from the holder, the number of shares to be redeemed from the holder; (iii) the redemption price and any accumulated and unpaid dividends to the redemption date; (iv) the place or places where certificates for shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

   (d) If a notice of redemption has been given pursuant to this Paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to those shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation's obligation to provide funds for the payment of the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in the City of New York and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (and any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series A Preferred Stock called for redemption.

   (e) Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which the holders of the shares called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon redemption. Any interest accrued on funds deposited shall be paid to the Corporation from time to time.



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   (f) Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock.

7. Amendment of Resolution. The Board of Directors reserves the right from time to time to increase or decrease the number of shares that constitute the Series A Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this Certificate of Designations within the limitations provided by law, this resolution and the Certificate of Incorporation.

8. Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

   (a) prior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of the class or classes or series are entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

   (b) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of stock of the class or classes or series are entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of the stock and the holders of shares of Series A Preferred Stock; and

   (c) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the class or classes or series is Common Stock or if the holders of the Series A Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by the undersigned ________ __, 1998.

                                            HALLWOOD ENERGY CORPORATION


                                            By:
                                              ----------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------





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